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                                                                       EXHIBIT 1

                                    AGREEMENT

            The undersigned, LandOak Securities, LLC, a limited liability company organized under the laws of the State of Tennessee ("LandOak"); Michael
A. Atkins, a natural person ("Atkins"); and Patrick L. Martin, a natural person ("Martin" and, with LandOak and Atkins, the "Filers"), hereby agree as follows:

         1. This Agreement (this "Agreement") is made among the Filers pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The obligation of any or all of the Filers to file a Schedule 13D Statement under the Exchange Act, together with any and all amendments, supplements and/or exhibits thereto (the "Statement"), with respect to the acquisition by the Filers of Common Shares, $0.01 par value per share, of Tice Technologies, Inc., a Delaware corporation ("Tice"), and other matters set forth in the Letter Agreement, dated April 26, 1999, among Tice and the Filers (the "Transaction"), shall be satisfied by the filing of a single Schedule 13D.

         3. The Statement with respect to the Transaction, together with any and all amendments, supplements and/or exhibits thereto, is filed on behalf of each Filer and all Filers.

         4. Each of the Filers represents and warrants to the other Filers that he, she or it is individually eligible to file a Statement on Schedule 13D; and that, to the best of such Filer's knowledge, the information provided by such Filer for inclusion in the Statement is complete and accurate in all respects.

            IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of this 30th day of April, 1999.



                                            LANDOAK SECURITIES, LLC


                                               By: /s/ Patrick L. Martin
                                                  ------------------------------
                                                  Patrick L. Martin
                                                  Chief Manager

                                            /s/ Michael A. Atkins
                                            ------------------------------------
                                            Michael A. Atkins

                                            /s/ Patrick L. Martin
                                            ------------------------------------
                                            Patrick L. Martin




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